UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Aquis Communications Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-2381446 (I.R.S. Employer Identification No.)

1719 A Route 10, Suite 300, Parsippany, New Jersey (Address of principle executive offices)	07054 (Zip Code)

Title of Each Class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [X]

Securities Act registration statement file number to which this form relates: _________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $.01 par value
(Title of class)

Explanatory Note: This Form 8-A12(g) is filed for the purpose of confirming that Aquis Communications Group, Inc. (the “Registrant”) has been subject to registration pursuant to Section 12(g) of the Act since the filing of a Form 25 on June 3, 1999.

Item 1.     Description of Registrant's Securities to be Registered.

This registration statement relates to common stock, $.01 par value, of Aquis Communications Group, Inc. (the “Registrant”). A description of the common stock is contained under the heading “Description of Securities” in the Registrant’s registration statement on Form S-1, Registration No. 333-46892, as initially filed with the Securities and Exchange Commission on September 29, 2000, and as subsequently amended (the “Registration Statement”). The Registration Statement is incorporated herein by reference.

Item 2.     Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	(1)
3.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	(2)
3.3	Bylaws of the Registrant.	(1)
4.1	Form of Common Stock Certificate.	(1)
4.2	Form of Warrant Certificate. (1)
4.3	Certificate of Designation, Preferences and Rights of 7 1/2% Redeemable Preferred Stock of Aquis Communications Group, Inc.	(3)

(1)	Incorporated by reference to the Company's Registration Statement on Form SB-2 (Registration No. 33-76744)
(2)	Incorporated by reference to the Company's Proxy Statement, dated March 11, 1999
(3)	Incorporated by reference to the Company's Current Report on Form 8-K dated February 15, 2000

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AQUIS COMMUNICATIONS GROUP, INC.
November ___, 2001	By: /s/ John B. Frieling John B. Frieling Chief Executive Officer